TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this "Agreement") is dated as of July 16, 2008 and executed by AC Technical Systems Ltd., a corporation incorporated pursuant to the laws of the Province of Ontario (the "Corporation"), Nationwide Solutions Inc., a corporation incorporated pursuant to the laws of the Province of Ontario (the "Consultant"), and Sayan Navaratnam, an individual residing in the Province of Ontario.

WHEREAS, the Corporation, the Consultant and Sayan Navaratnam are parties to that certain Consulting Agreement dated January 1, 2004 (the "Consulting Agreement");

WHEREAS, the Corporation, the Consultant and Sayan Navaratnam have agreed to terminate the Consulting Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination. The Corporation waives its right to any notice required for termination by the Consultant under the Consulting Agreement and the Corporation, the Consultant and Sayan Navaratnam agree that the Consulting Agreement is hereby terminated as of the date of this Agreement.

2. Waiver of Provisions. The Consultant hereby waives the right to payment of any amounts presently due or due in the future to the Consultant pursuant to the Consulting Agreement as of the date hereof, and in consideration thereof, the Corporation agrees that all requirements of the Consultant and Sayan Navaratnam under the Consulting Agreement, including the provisions of Section 6 of the Consulting Agreement regarding non-competition, are hereby extinguished and terminated in full.

3. Release. (i) The Corporation hereby releases the Consultant and Sayan Navaratnam and any of their affiliates, predecessors, successors, parents, subsidiaries, officers or directors (each a "Released Party") from any and all claims, suits, demands, or causes of action whatsoever, whether known or unknown (collectively "Claims") against any Released Party under the Consulting Agreement and (ii) the Consultant and Sayan Navaratnam hereby release the Corporation and any of its affiliates, predecessors, successors, parents, subsidiaries, officers, directors, employees, attorneys, agents, advisors or representatives (each a "Released Corporation Party") from any and all Claims against any Released Corporation Party under the Consulting Agreement.

4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, including by facsimile, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

* * *

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective on the date first written above.

AC TECHNICAL SYSTEMS LTD.

By: [signature]
Name: DOMINIC BURNS
Title: President

NATIONWIDE SOLUTIONS INC.

By: [signature]
Name: SAYAN NAVARATNAM
Title: CHAIRMAN

[signature]
SAYAN NAVARATNAM